Exhibit 10.11

OFFICE LEASE

by and between

Waldman Associates Limited Partnership (Landlord)

and

Intensity Therapeutics, Inc. (Tenant)

Dated: January 16, 2017

TABLE OF CONTENTS

1.	PREMISES.	1
2.	ORIGINAL TERM.	1
3.	RENEWAL TERM.	2
4.	RENT.	2
5.	CONSTRUCTION.	3
6.	USE.	3
7.	SERVICES.	3
8.	UTILITIES.	3
9.	INTERRUPTION OF SERVICES AND UTILITIES.	4
10.	HVAC SERVICES.	4
11.	REPAIRS.	4
12.	YIELD UP AND FIXTURES.	5
13.	CHANGES AND ALTERATIONS.	5
14.	INDEMNITY AND INSURANCE.	5
15.	SUBLEASING AND ASSIGNMENT.	7
16.	LANDLORD’S RIGHTS IN A TENANT BANKRUPTCY.	8
17.	COMPLIANCE WITH LAWS.	8
18.	APPURTENANCES.	9
19.	FIRE OR OTHER CASUALTY.	9
20.	CONDEMNATION.	10
21.	INTENTIONALLY OMITTED.	11
22.	ACCESS.	11
23.	LIABILITY.	11
24.	DEFAULT.	12
25.	BANKRUPTCY.	12
26.	SUBORDINATION.	12
27.	DEFINITION OF LANDLORD.	13
28.	BROKERAGE.	13
29.	RULES AND REGULATIONS.	13
30.	LIMITATION OF LIABILITY.	13
31.	FORCE MAJEURE.	13
32.	SECURITY DEPOSIT.	13
33.	NOTICES.	13
34.	SELF HELP.	14
35.	ESTOPPEL CERTIFICATES.	14
36.	MECHANICS LIENS.	14
37.	CONDITION OF PREMISES.	15
38.	PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM AND JURY TRIAL.	15
39.	RECORDING.	15
40.	PARTIAL INVALIDITY.	15
41.	ENTIRE AGREEMENT.	15
42.	HEIRS, ASSIGNS, NUMBER AND GENDER.	15
43.	MORTGAGEE PROTECTION.	16
44.	INTENTIONALLY OMITTED.	16
45.	HOLDING OVER.	16
46.	FINANCING.	16
47.	SHORING.	16
48.	CONDITIONS TO LEASE.	16
49.	ENVIRONMENTAL CONDITION OF THE PROPERTY.	17
50.	GOVERNING LAW.	18
51.	PARKING.	18
52.	AUTHORITY.	18

Exhibits:

EXHIBIT A – Landlord Work

EXHIBIT B – Architectural Plan

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OFFICE LEASE

Dated: January 16, 2017
Reference Data

LANDLORD:	Waldman Associates Limited Partnership

LANDLORD’S ADDRESS:	c/o David Adam Realty, Inc. 61 Wilton Road Westport, Connecticut 06880

TENANT:	Intensity Therapeutics, Inc.

TENANT’S ADDRESS:	Prior to the Delivery Date: 8 Wright Street, Suite 107 Westport, CT 06880 Following the Delivery Date: 61 Wilton Road Westport, Connecticut 06880

BUILDING:	61WILTON ROAD, WESTPORT, Connecticut 06880

PREMISES:	Approximately 2,534 rentable square feet of area, comprised as the entire 3rd floor penthouse of the Building.

PARKING SPACES:	Five (5) parking spaces on a non-exclusive, at-will basis in common with other tenants, and exclusive use of an additional two (2) covered reserved parking spaces, one (1) of which shall have an electric vehicle charging station to be installed by Landlord at the 61 Wilton Road Building.

COMMENCEMENT DATE:	The date that this Lease has been fully executed and delivered.

RENT COMMENCEMENT DATE:	The later of May 1, 2017 or when Landlord Work is completed.

ORIGINAL TERM:	Two (2) years from the last day of the calendar month in which the Rent Commencement Date occurs.

OPTION TO RENEW:	One (3) year term (“Option Term”), upon six (6) month’s prior written notice.

ANNUAL BASE RENT:	Commencing on the Rent Commencement Date, Annual Base Rent shall be as follows:

Base Rent	Annual	Monthly	$/RSF
Year 1	$106,428.00	$8,869.00	$42.00
Year 2	$108,962.00	$9,080.17	$43.00
Option (3yr)	$111,496.00	$9,291.33	$44.00
	$114,030.00	$9,502.50	$45.00
	$116,564.00	$9,713.67	$46.00

SECURITY DEPOSIT:	$26,607.00

BROKERS:	Sally Bohling and Andrea Morelli of William Raveis for Tenant and David Adam Realty, Inc. for Landlord.

The foregoing data is to be used for reference purposes only and not as a summary or interpretation of any of the terms and conditions of the Lease.

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OFFICE LEASE

THIS LEASE (this “Lease”) made as of the 16 day of January, 2017, by and between Waldman Associates Limited Partnership with a principal place of business c/o David Adam Realty, Inc., 61 Wilton Road, Westport, Connecticut 06880 (“Landlord”), and Intensity Therapeutics, Inc., with a place of business located at 8 Wright Street, Suite 107, Westport, CT 06880 (“Tenant”).

WITNESSETH:

1. PREMISES. As of the date hereof, Landlord hereby leases to Tenant approximately 2,534 rentable square feet of space (the “Premises” or “Demised Premises”) located on the third floor penthouse of the Building (the “Building”) located on the land known as 57-61 Wilton Road, Westport, Connecticut 06880 (the “Land”).

2. ORIGINAL TERM. The term of this Lease shall commence on the date hereof (the “Commencement Date”). The original term of this Lease (the “Original Term”) shall end unless sooner terminated, at 11:59 PM two (2) years from the last day of the month in which the Rent Commencement Date occurs (the “Termination Date”), yielding and paying the Base Rent and Additional Rent hereinafter set forth, all on the covenants, conditions and agreements hereinbefore and hereinafter stated. The “Rent Commencement Date” shall be the later of May 1, 2017 or the date (the “Delivery Date”) that all of the following have been satisfied: (a) the Landlord Work is completed, (b) Landlord has delivered to Tenant a set of keys to the Premises, and (c) the Premises are ready for occupancy in all other respects, including being vacant and broom clean with all plumbing, electrical, heating, air conditioning and ventilating systems serving the Premises in good working order.

Landlord shall, prior to delivering possession to Tenant, complete the Landlord Work as detailed in Exhibit A at Landlord’s sole expense and in accordance with applicable laws. Landlord Work will be completed in accordance with an architectural plan of the Premises (“Architectural Plan”) which is hereby mutually agreed upon by Landlord and Tenant, and attached as Exhibit B. Notwithstanding anything to the contrary contained herein, if the Delivery Date does not occur by May 1, 2017, then the Rent Commencement Date will be extended by one day for each day of delay of the Delivery Date beyond May 1,2017 through June 1, 2017 and by two days for each day of delay of Delivery Date beyond June 1, 2017. If the Delivery Date does not occur on or before July 15, 2017, then Tenant shall have the right to terminate this Lease upon thirty (30) days written notice to Landlord. If Tenant exercises its right to terminate and the Premises are delivered within such thirty (30) day period in the condition required hereunder, Tenant’s notice shall be null and void. If this Lease terminates pursuant to this Section, Landlord shall return to Tenant all monies advanced to Landlord in accordance with the terms hereof and the parties shall have no further liability or obligation to each other under this Lease. Tenant may elect to perform additional work to the Premises prior to the Delivery Date, with prior written approval of Landlord, provided tenant additional work does not interfere with scheduling of Landlord Work. The Rent Commencement Date and the obligation of Tenant to pay Base Rent, Additional Rent (as defined below) and all other charges hereunder shall not be delayed or postponed by reason of Tenant performing additional changes or alterations in the Premises. Futhermore, upgrades to the first floor elevator lobby and elevator cab shall be completed by November 15th, and any remaining building upgrades shall be completed by December 31, 2017, or a day-for-day rent abatement shall apply until the applicable building upgrade work is completed.

The term “Lease Year” shall mean, in the case of the first lease Year, the twelve (12) full calendar months plus the partial month, if any, following the Rent Commencement Date. Thereafter, “Lease Year” shall mean each consecutive twelve (12) calendar month period following the expiration of the first Lease Year throughout the Original Term and any renewal or extension thereof.

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3. RENEWAL TERM.

(a) Provided that this Lease shall be in full force and effect and Tenant shall not be in default at the time beyond applicable notice and cure periods and shall be in occupancy of the entire Premises, then, subject to the provisions of this Lease, Tenant shall have and hereby is given the option to extend this Lease beyond the Original Term (i) for an additional term (“Option Term”) of three (3) years to commence on the day next following the initial Termination Date and terminate (the “Option Termination Date”) on the three year anniversary of the Initial Termination Date. Election of the Option Term shall be at the sole discretion of Tenant. Each Option Term shall be upon the same terms, covenants, and conditions as those herein contained insofar as then in force and applicable to such Option Term; except that (i) the Base Rent during such Option Term shall be as provided in Section 4 and (ii) Tenant shall have no further right to extend the term of this Lease beyond the Option Term. Option Term shall be exercised by Tenant (if at all) in the manner following: Not later than six (6) months prior to the expiration of the Original Term, as to which time shall be of the essence, Tenant shall give written notice to Landlord of Tenant’s exercise of its said option to so extend the Original Term hereof.

(c) Any termination, cancellation or surrender of this Lease shall terminate any right of Tenant to extend the term of this Lease as provided in Section 3(a) above. Neither the option granted to Tenant in this Lease to extend the term of this Lease nor the exercise of either such option by Tenant shall prevent Landlord from exercising any right granted or reserved to Landlord in this Lease or that Landlord may otherwise have to terminate this Lease. The option granted to Tenant herein may not be assigned by Tenant to any assignee of Tenant’s rights under this Lease, or to any subtenant, as either may be permitted hereunder, other than a Permitted Transferee.

4. RENT.

(a) Base Rent. Annual Base Rent during the Original Term shall be payable at the annual rate as follows:

Base Rent	Annual	Monthly	$/RSF
Year 1	$106,428.00	$8,869.00	$42.00
Year 2	$108,962.00	$9,080.17	$43.00

(b) If Tenant exercises its renewal option pursuant to Section 3(a) above, Annual Base Rent during the renewal term shall be payable as follows:

Base Rent	Annual	Monthly	$/RSF
Option (3yr)	$111,496.00	$9,291.33	$44.00
	$114,030.00	$9,502.50	$45.00
	$116,564.00	$9,713.67	$46.00

(c) Tenant covenants and agrees to pay to Landlord all Monthly Base Rent and Additional Rent c/o David Adam Realty, Inc., 61 Wilton Road, Westport, Connecticut 06880, or at such other place as Landlord may designate in writing. Base Rent and Additional Rent are sometimes hereinafter collectively referred to as “Rent”. Regularly recurring Rent shall be payable without notice or demand, and, except as otherwise expressly provided herein, without abatement, deduction or setoff. Rent for any portion of a month shall be pro-rated to the extent applicable. All Monthly Base Rent and Additional Rent that is billed to Tenant shall be payable in monthly installments on the first day of each month in advance.

(d) Additional Rent. All amounts (other than Base Rent) payable to Landlord by Tenant under this Lease shall be deemed Additional Rent, and Landlord shall have the same rights and remedies by reason of non-payment of such Additional Rent as if Tenant had failed to pay an installment of annual rent. “Additional Rent” shall be defined as Tenant’s pro-rata share of any increase over a 2017 Base Year for all operating expenses (“CAM”) and Real Estate Taxes (“Real Estate Taxes”) for the Building and Land. No increase in Tenant’s pro-rata share of CAM or Real Estate Tax increases will be due from Tenant in 2017, and Tenant will only be charged for Tenant’s pro-rata share of the increase, if any, in CAM and Real Estate Taxes over the 2017 Base Year, starting in 2018 and thereafter through the remainder of the Original Term or Option Term, if applicable. For controllable expenses, defined as all operating expenses that are not Non-Controllable Expenses as defined below, Tenant’s pro-rata share of the increase in CAM shall be capped at 5.0% annually on a cumulative basis for the increase in Tenant’s pro-rata share of controllable expenses after 2018. No cap for pro-rata share increases for real estate taxes, insurance, common area utilities, and snow removal (‘Non-Controllable Expenses”). Landlord shall provide Tenant with a statement detailing Tenant’s pro-rata share of the annual increase of CAM over the 2017 Base Year and Real Estate Tax increases together with the invoice therefor. For purposes of this Lease, (i) Tenant’s pro-rata share of the Building shall mean 22.7% (based on the Building’s square footage of 11,161 rentable square feet), and (ii) CAM shall not include any operating expenses for the Building other than: Cleaning, trash removal, plumbing repair and maintenance; elevator repair and maintenance, snow removal, exterminator, HVAC repair and maintenance, general building repair and maintenance, electrical repair and maintenance; landscaping, security and fire protection and property insurance.

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5. CONSTRUCTION WORK.

Landlord will complete interior improvements to Premises as detailed in Exhibit B (“Landlord Work”).

6. USE.

(a) The Premises shall be used for general office use only and for no other purpose whatsoever (the “Permitted Use”).

(b) Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner (i) which violates the Certificate of Occupancy for the Premises or for the Building; (ii) which violates the Regulations defined in Section 48 below; (iii) which causes or is liable to cause injury to the Building or any Building equipment, facilities or systems therein; (iv) which constitutes a violation of the laws and requirements of any public authorities or the requirements of insurance bodies; (v) which in the reasonable judgment of Landlord impairs or tends to impair the character, reputation or appearance of the Building as a first-class office building; or (vi) which in the reasonable judgment of Landlord impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems.

(c) Commencing on the Delivery Date and during the term of this Lease, Landlord shall include Tenant name in Building lobby directory or other lobby signage installed by Landlord.

7. SERVICES. Landlord at its expense shall cause the common areas of the Building to be kept clean. The Premises shall be kept in good order by Tenant. Tenant shall utilize and pay for a cleaning service for the Premises designated by Landlord or Tenant may hire its own cleaning service for the Premises. Landlord shall at all times maintain the common areas of the Building and Land in a manner consistent with similar office buildings in Westport, Connecticut.

8. UTILITIES. (a) Landlord shall supply tempered water, electricity and gas to the Premises. Tenant will pay for all electrical, water and gas usage at the Premises directly to the applicable utility company, or if Tenant’s usage is not separately metered, Tenant will pay an allocated portion of utility costs for the Building based on Tenant’s rentable square footage of the Building, not to exceed $3.00 per rentable square foot of the Premises in any Lease Year during the Original Term, and $3.50 per rentable square foot during Option Term. No cap on utilities if Premises is separately metered. Tenant hereby agrees that its use of water, electricity and gas shall not exceed or place a load in excess of the capability of existing leaders, pipes or wiring in or to the Building or Premises and Tenant may not use any equipment which, in Landlord’s reasonable discretion, will overload said services. Landlord represents that the use of the Premises for the Permitted Use in the ordinary course will not overload said services.

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9. INTERRUPTION OF SERVICES AND UTILITIES. Landlord shall not be liable for the interruption, curtailment, stoppage or suspension of services and utilities to the Building pursuant to Sections 7 and 8 above when necessary by reason of accident or emergency or suspension of utility services to the Building or when necessary for repairs, alterations, replacements or improvements necessary in the reasonable judgment of Landlord or for any cause beyond the control of Landlord. In the event of any such interruption, curtailment, stoppage or suspension, there shall be no diminution or abatement of rent, additional rent or other charges due from Tenant to Landlord hereunder, Tenant’s obligations hereunder shall not be affected or reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage or suspension; provided, however, Landlord shall exercise reasonable diligence to restore any services or utilities so interrupted, curtailed, stopped or suspended and notwithstanding any of the foregoing, in the event any services or utilities are interrupted, curtailed, stopped or suspended for longer that seven (7) consecutive business days, the Base Rent payable hereunder shall be abated commencing on the eighth (8th) business day until such time that the service or utility is restored, except if the utility interruption is affecting other Buildings in the market and is outside control of Landlord.

10. HVAC SERVICES. Landlord shall install and maintain the HVAC to the Premises which shall include separate thermostat control for heat and air conditioning, and keep in good working order for comfortable occupancy of the Premises at all times of year, consistent with the standards of a first class building in Westport, Connecticut. All utility costs to operate the HVAC system in the Premises shall be subject to the utilities cost provisions in Section 8 of the Lease, and common area utilities shall be included in CAM.

11. REPAIRS.

(a) Tenant shall take good care of the Premises and the fixtures and appurtenances therein including, without limitation the doors and entrances, floor coverings, interior walls, columns and partitions; together with all systems and equipment exclusively serving the Premises including without limitation, the lighting, plumbing and sewage facilities, sprinkler system and sprinkler heads and any utility facilities from the point of entry into the Premises and at its sole cost and expense make all repairs thereto as and when needed to preserve them in good working order and condition. All damage or injury to the Premises and to its fixtures, glass, appurtenances and equipment or to any other portion of the Land or Building, caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, or resulting from fire, explosion, short circuits, flow or leakage of water, sewerage or odors or by frost or by bursting or leaking of pipes or plumbing works or gas, or from any other cause or any other kind of nature, whatsoever, which is due to the negligence or willful misconduct of Tenant, its servants, employees, agents, visitors or licensees shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense to the reasonable satisfaction of Landlord. All aforesaid repairs, restorations and replacements shall be in quality and class equal to the original installations and shall be done in a good and workmanlike manner.

(b) Landlord shall, subject to Section 4(a), make all repairs and replacements, the need for which Landlord shall have knowledge, structural and otherwise, necessary in order to keep in good order and repair the roof, the foundation, structural portions of the Building, exterior and the public portions of the Building, including the public halls and stairways, plumbing, wiring and other Building equipment for the general supply of water, heat, air conditioning, gas and electricity and HVAC equipment servicing the Premises, and all other base building systems and related equipment, including elevators. Tenant agrees to notify Landlord of the necessity for any repairs of which Tenant may have knowledge and for which Landlord may be responsible under the provisions of the preceding sentence.

(c) Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.

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12. YIELD UP AND FIXTURES. Tenant shall at the termination of this Lease peaceably yield up the Premises and Tenant’s improvements and permitted Alterations (as defined below) in good order, repair and condition, fire or casualty and reasonable use and wear excepted, provided that if required by Landlord, any Alterations made by Tenant other than the Tenant’s Initial Work, shall be removed by Tenant prior to the termination of this Lease so long as Landlord notifies Tenant of its obligation to remove same at the time Landlord consents to the construction or installation of same. Upon such removal by Tenant, Tenant shall cause the Premises to be restored to their condition prior to the Alteration. Tenant shall before the termination of this Lease remove all furniture, fixtures, and personal property of Tenant from the Premises and Tenant shall repair any damage to the Premises or the common areas caused by such removal including the filling in of all holes, and the patching or replacement of all floor areas or ceilings damaged by such removal. Any property, furniture or fixtures not so removed shall be deemed abandoned and may be recovered and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred in effecting such removal and disposition and in making incidental repairs and replacements to the Premises. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant’s failure and delay in surrendering the Premises as provided above.

13. CHANGES AND ALTERATIONS.

(a) Except as specifically set forth in subparagraph 13(b) below, Tenant shall not make any changes or alterations (“Alterations”) in or to the Premises other than cosmetic (e.g. paint and carpeting), without Landlord’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Landlord agrees that Tenant may make certain renovations to the Premises as more fully described in Section 5, and Landlord will complete such work for Tenant. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Building or the Premises on the Commencement Date, except as expressly set forth herein.

14. INDEMNITY AND INSURANCE. (a) Tenant shall indemnify, defend and hold harmless Landlord, its agents and employees from and against any and all liability (statutory or otherwise), claims, suits, demands, judgments, costs, interest and expense (including, but not limited to, reasonable attorneys’ fees and disbursements) arising from any injury to, or death of, any person or persons or damage to property (including loss of use thereof) unless fault is due to Landlord’s or Landlord’s agents, employees or contractors negligence or willful misconduct, arising out of (i) Tenant’s use of the Premises or conduct of business therein, (ii) any work or thing whatsoever done, or any condition created (other than by Landlord, its employees, agents or contractors) by or on behalf of Tenant in or about the Premises, including during the period of time, if any, prior to the Rent Commencement Date, that Tenant may have been given access to the Premises for the purpose of doing any work or making any installations, (iii) any condition of the Premises due to or resulting from any default by Tenant in the performance of Tenant’s obligations under this Lease, or (d) any negligence or willful misconduct of Tenant or its agents, contractors, employees, subtenants, licensees or invitees. In case any action or proceeding is brought against Landlord by reason of any one or more thereof, Tenant shall pay all costs, reasonable attorneys’ fees, expenses and liabilities resulting therefrom and shall resist such action or proceeding if Landlord shall so request, at Tenant’s expense, by counsel reasonably satisfactory to Landlord. Landlord agrees to and shall indemnify, defend and hold Tenant harmless from and against any and all claims, demands, losses, damages, costs and expenses (including attorneys’ fees and expenses) or death of or injury to any person or damage to any property whatsoever arising out of Landlord’s negligence or willful misconduct, or relating to Landlord’s breach or default under this Lease.

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(b) Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with any zoning permit or Certificate of Occupancy issued with respect to the Building, or the terms of any fire, extended coverage, boiler and machinery, sprinkler leakage, water damage, including all risk and broad form flood insurance policies covering the Building and the fixtures and property therein; and Tenant shall, at its own expense, comply with all rules, orders, regulations or requirements of any Board of Fire Underwriters or any other similar body having jurisdiction of the Building with respect to Tenant’s particular manner of use of the Premises, and shall not knowingly do or permit anything to be done in or upon the Demised Premises in a manner which increases any insurance rates upon the Building or on any property or equipment located therein over the rate in effect at the Commencement Date. Landlord acknowledges that the Permitted Use does not violate any of the foregoing and shall have no impact on said insurance rates.

(c) Tenant, at its own expense, shall provide and keep in force with companies which are rated B+12 or better by A.M. Best Company and licensed in the State of Connecticut: (i) commercial general liability insurance insuring against liability for bodily injury and property damage, including contractual liability, in the amount of $1,000,000.00 maximum combined single limit per occurrence and fire legal liability limit of $1,000,000.00; (ii) excess or umbrella liability insurance with a minimum of $3,000,0000; and (iii) “Special Form” property insurance, including standard fire and extended coverage insurance in amounts necessary to provide replacement cost coverage for Tenant’s property, leasehold improvements, trade fixtures, machinery, equipment, furniture, furnishings and any alterations in which Tenant has an insurable property interest, including, without limitation, vandalism and malicious mischief and sprinkler leakage coverage. Tenant may satisfy the requirements herein through use of an umbrella or blanket insurance policy, provided that the coverage required herein is not diminished as a result thereof.

(d) Notwithstanding any other provision of this Lease, in the event of loss or damage to the Building or the Demised Premises, and/or any contents, Landlord and Tenant agree to look first to any insurance in its favor before making any claim against the other party. Landlord and Tenant shall obtain, for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance, and each party for itself and its insurers waives all such insured claims against the other parry. This clause shall be invalid should Tenant not provide such waiver in its insurance, or if such insurance shall not be in force for Tenant, at time of the loss. Tenant shall carry insurance to meet co-insurance requirements for Tenant’s personal property, including improvements and betterments.

(e) All insurance policies carried by Landlord and Tenant hereunder shall contain a waiver of subrogation clause.

(f) Landlord (or its principals naming Landlord as an additional insured) shall maintain fire and extended coverage insurance on the Building and such endorsements as is reasonably consistent with other similarly situated buildings in an amount not less than the full replacement value thereof (which may be exclusive of foundations), or in such amounts as any mortgagee of Landlord shall require, with such deductibles as shall be reasonably determined by Landlord from time to time.

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15. SUBLEASING AND ASSIGNMENT.

(a) Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or used for desk or mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in Section 6, without the prior written consent of Landlord, which consent shall not be unreasonably withheld conditioned or delayed, provided Tenant remains responsible for all financial and other terms under the Lease. Notwithstanding any of the foregoing to the contrary, Tenant shall have the right to sublease all or any portion of the Premises without the prior consent of Landlord during the Original Term, and Option Term if Tenant executes Option and Tenant is in Occupancy for a portion of Option Term, provided Tenant remains responsible for all financial and other terms under this Lease and inform Landlord of any executed subleases.

(b) Notwithstanding anything contained herein to the contrary, provided that the conditions set forth herein are complied with to the sole satisfaction of Landlord, Tenant may assign this Lease upon at least thirty (30) days prior written notice to Landlord, to: (i) an affiliate of Tenant or any entity owned controlled or affiliated with and including Lewis Bender and/or Ian Walters; (ii) any corporation, limited liability company or other entity (A) resulting from a merger or consolidation of or sale of all the stock of, Tenant, or (B) to which Tenant sells substantially all of its assets if, and upon the express condition that, prior to the effectuation of any assignment Tenant shall provide certified financial statements of the proposed assignee to the Landlord showing that the total assets and net worth of such assignee specified in (i) or (ii) after such merger, consolidation or sale shall not be less than that of Tenant on the date hereof and further provided that such assignee (a “Permitted Transferee”) and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby such assignee shall agree to be bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Section 15 shall, notwithstanding such assignment of transfer, continue to be binding upon it with respect to all future assignments and transfers.

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16. LANDLORD’S RIGHTS IN A TENANT BANKRUPTCY. In the event any or all of Tenant’s interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver or other representative or agent of Tenant, or to Tenant as a debtor in possession, and subsequently any or all of Tenant’s interest in the Premises and/or this Lease is offered or to be offered by Tenant or any trustee, receiver, or other representative or agent of Tenant as to its estate or property, (such person, firm or entity being hereinafter referred to as the “Grantor”), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Landlord, (each such transaction being hereinafter referred to as a “Disposition”), it is agreed that Landlord has and shall have a right of first refusal to purchase, take, or otherwise acquire the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Landlord in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and it shall not make the Disposition until and unless Landlord has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

Landlord shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Tenant’s interest by such Disposition, and the exercise of the option by Landlord shall be effected by written notice to that effect sent to the Grantor by certified or registered mail; but nothing herein shall require Landlord to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Landlord. In the event Landlord accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Landlord. In the event Landlord rejects such offer of first refusal, the Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two percent (2%) of the price sought from Landlord or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Landlord hereunder.

17. COMPLIANCE WITH LAWS. Tenant shall, at its own cost and expense: (a) comply with all governmental laws, ordinances, orders and regulations affecting the Tenant’s particular manner of use of the Premises now in force or which hereafter may be in force, including, without limitation, the building code and zoning regulations of the Town of Westport governing the use of the Building; (b) comply with and execute all rules, requirements and regulations of the Board of Fire Underwriters, Landlord’s insurance companies and other organizations establishing insurance rates; (c) not suffer, permit, or commit any waste or nuisance; and (d) install fire extinguishers in accordance with insurance requirements.

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18. APPURTENANCES. The Premises include the right of ingress and egress thereto and there from; however, Landlord reserves the right to make changes and alterations to the Building, fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable. Neither this Lease nor any use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting any garages or other buildings with the building in which the Premises are located, shall give Tenant any right or easement of such use and the use thereof may, without notice to the Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease. Notwithstanding the foregoing or anything to the contrary herein, Landlord shall not exercise the foregoing rights so as to (i) change the size, shape, configuration or location of the Premises; or (ii) eliminate any of the reserved parking spaces specifically assigned to Tenant under this Lease, other than the right to relocate the reserved spaces to alternate spaces under the Building. Landlord shall exercise its rights above in a commercially reasonable manner under the circumstances so as not to unreasonably interfere with Tenant’s business operations or Tenant’s rights of ingress or egress to the Premises.

19. FIRE OR OTHER CASUALTY.

(a) If the Demised Premises or any part thereof shall be damaged by fire or other cause, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

(b) If the Demised Premises shall be partially damaged by fire or other cause (“Casualty”) subject to the availability of insurance proceeds, the damage shall be repaired by Landlord within one hundred twenty (120) days after the date of the Casualty and the Base Rent and all Additional Rent hereunder until such repairs shall be made shall be apportioned according to the part of the Demised Premises which is usable by Tenant for its normal business operations. For purposes of this Article 19, “partial damage” shall refer to damage to the Demised Premises to the extent of not more than ten (10%) percent of the cost of replacement thereof. If Landlord fails to restore the Premises in accordance with this paragraph within one hundred twenty (120) days after the date of the Casualty, then Tenant shall have the right to terminate this Lease upon thirty

(30) days’ notice to Landlord.

(c) If the Demised Premises sustain more than partial damage, as hereinabove defined, by Casualty, without the fault or neglect of Tenant, Tenant’s servants, employees, agents, visitors or licensees, and provided Landlord shall have elected to repair or restore same in accordance with Section 19(e), then the Rent shall be apportioned according to the part of the Demised Premises which is usable by Tenant for its normal business operations, as reasonably determined by Tenant, from the date of such Casualty until the date when the Demised Premises shall have been repaired and restored by Landlord, provided that in the event the Demised Premises are rendered wholly un-tenantable as a result of such Casualty, then the Rent shall be paid up to the date of such Casualty and thereafter shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord. If Landlord fails to restore the Premises in accordance with this paragraph within two hundred ten (210) days after the date of the Casualty, then Tenant shall have the right to terminate this Lease upon thirty (30) days’ notice to Landlord.

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(d) If (i) the Demised Premises are totally or substantially damaged or are rendered wholly or substantially un-tenantable by fire or other cause, and if Landlord shall decide not to restore or not to rebuild the same, or (ii) the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it (whether or not the Demised Premises have been damaged), or (iii) the Building shall be so damaged that the Landlord’s independent architect or engineer shall determine that it cannot repair such damage within two hundred seventy (270) days following the date of the casualty; then or in any of such events Landlord may, within ninety (90) days after the occurrence of such condition, give Tenant a notice in writing of such decision, and thereupon the term of this Lease shall expire, by lapse of time, upon the third day after such notice is given, as fully and completely as if such date were the date set forth above for the termination of this Lease or the date set forth for the termination of this Lease and Tenant shall, forthwith quit, surrender and vacate the Demised Premises without prejudice, however, to the Landlord’s rights and remedies against Tenant under the Lease provisions in effect prior to such termination. Notwithstanding anything to the contrary contained herein, if the Premises shall be damaged in whole or in part during the last year of the Original Term or Option Term, then Landlord or Tenant may, within thirty (30) days after the date of the Casualty, terminate this Lease upon thirty (30) days written notice to the other party.

(e) Unless Landlord or Tenant shall serve a termination notice as provided for in Section 19(d) hereof, Landlord shall make the repairs and restorations under the conditions of this Section 19 with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles, or any other cause beyond Landlord’s control. No damages, compensation or claims shall be payable by Landlord for delay, inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building. Rent shall abate from the date of such Casualty until the date when the Demised Premises shall have been repaired. Notwithstanding the foregoing, if Landlord elects to restore the Building and thereafter fails to complete such restoration within two hundred and seventy (270) days from the date of commencement of such restoration, then Tenant shall be entitled to terminate this Lease upon written notice to the Landlord.

(f) TBenant acknowledges that Landlord will not carry insurance on Tenant’s furniture or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

(g) The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law to the contrary, now or hereafter in effect, shall have no application in such case.

20. CONDEMNATION.

(a) If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such condemning authority (which date is hereinafter also referred to as the “date of taking”), and the rents shall be prorated and adjusted as of such date.

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(b) If any part of the Building shall be so taken, this Lease shall be unaffected by such taking, except that (i) Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within ninety (90) days after the Date of the Taking, and (ii) if twenty percent (20%) or more of the Premises shall be so taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business in Tenant’s reasonable discretion, Tenant may terminate this Lease by giving Landlord notice to that effect within ninety (90) days after the Date of the Taking. This Lease shall terminate on the date that such notice from Landlord or Tenant to the other shall be given, and the rent and additional rent shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Premises, the Base Rent and Additional Rent shall be adjusted according to the rentable area remaining.

(c) In the event of any taking, partial or whole, provided for in this Section, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant shall not be entitled to any portion of such award, judgment or settlement received by Landlord from such condemning authority. Tenant, however, may pursue its own claim against the condemning authority for any damage or award permitted under the laws of the State of Connecticut.

21. INTENTIONALLY OMITTED.

22. ACCESS. Landlord’s agents, employees, contractors, prospective purchasers, mortgages and prospective tenants shall have the right to enter the Premises at reasonable hours upon prior notice to Tenant for the purpose of inspecting the same and, Landlord, its employees, agents and contractors shall have the right to enter the Premises at any time for the purpose of making repairs thereto and to the Building and its mechanical systems and for the purpose of performing the services to be performed by Landlord pursuant to the terms hereof and for the purpose of curing any violations of rules and regulations or defaults under this Lease created by or suffered by Tenant. Tenant shall have access to the Building and Premises on a twenty-four (24) hour per day, seven (7) day per week, basis.

Except in the event of an emergency, Landlord agrees that prior to entry to the Premises, Landlord shall provide reasonable prior notice to Tenant, and shall exercise its access rights hereunder in a commercially reasonable manner under the circumstances so as not to unreasonably interfere with Tenant’s business operations. Landlord shall, at its own cost, repair any damage to the Premises or Tenant’s personal property in connection with such entry.

23. LIABILITY. Neither Landlord, nor any agent or employee of Landlord, shall be liable for (a) loss of or damage to any property of Tenant, or of any other person, entrusted to any of Landlord’s agents or employees, (b) loss of or damage to any property of Tenant or of any other person by theft or otherwise, (c) any injury or damage to any person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, dust, water or snow, or leaks from any part of the Building or from the pipes, appliances or plumbing system, or from the roof, street or subsurface or any other place or by dampness, or from any other cause whatsoever, (d) any such damage caused by other occupants or persons in the Building or by construction of any private, public or quasi-public work, or (e) any latent defect in the Premises or the Building, unless in each case, caused by the gross negligence or intentional act of Landlord, or any agent, contractor or employee of Landlord.

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24. DEFAULT. In the event of any failure of Tenant to pay the Base Rent or Additional Rent due hereunder within ten (10) days after the same is due and payable, or any failure to commence and diligently pursue the performance of any of the other terms, covenants, and conditions of this Lease to be observed and performed by Tenant for more than thirty (30) days after written notice of such default, or if Tenant makes any transfer, assignment, conveyance, sale, pledge or disposition of all or a substantial portion of its property or if the Tenant’s interest herein shall be sold under execution, then Landlord, at its option, may terminate this Lease without further notice to Tenant and upon such termination Tenant shall quit and surrender the Premises to Landlord, but such termination shall not affect the Landlord’s right to recover damages or exercise any other right hereinafter provided; however, in lieu of terminating this Lease, Landlord may elect to recover possession of the Premises without terminating this Lease and Landlord shall have the right subject to compliance with applicable law, to re-enter the Premises and to remove all persons or property therefrom and store any property in a public warehouse or elsewhere at the cost and for the account of Tenant, and Landlord shall not be liable for any loss or damage resulting from such re-entry nor shall Landlord be deemed guilty of trespass therefor. In the event of termination of this Lease or a re-entry of the Premises pursuant to this Section 24, Landlord may re-let the whole or any part of the Premises on behalf of Tenant for a period equal to, greater or less than the remainder of the then term of this Lease, at such rental and upon such terms and conditions as Landlord shall deem reasonable. Landlord shall not be liable in any respect for the failure to relet the Premises or in the event of such reletting, for failure to collect the rent thereunder and any sums received by Landlord on a reletting shall belong to Landlord. In the event of a termination of this Lease, Landlord shall forthwith be entitled to recover from Tenant, as liquidated damages, the amount by which the sum of (a) rent and additional rent payable for the remainder of the term of this Lease; and (b) all expenses of Landlord incurred in recovering possession of the Premises and reletting the same including costs of repair and renovating the Premises, management agents’ commissions and fees, court costs and reasonable attorneys’ fees, exceed the fair rental value of the Premises.

25. BANKRUPTCY. To the full extent permissible under the Bankruptcy Reform Act of 1978, specifically Section 365 thereof (11 U.S.C. 365) or any successor thereto, if Tenant shall file a voluntary petition in bankruptcy or take the benefit of any insolvency act or be dissolved or adjudicated a bankrupt, or if a receiver shall be appointed for its business or its assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment, or if it shall make an assignment for the benefit of its creditors, then and forthwith thereafter the Landlord shall have all the rights provided in Section 24 above in the event of nonpayment of rent.

26. SUBORDINATION. This Lease shall, at Landlord’s option, be subordinate to the lien of any mortgage which may now or hereafter affect the real property upon which the Building is situated, and to all renewals, modifications, consolidations, replacements and extensions thereof Tenant’s subordination provided herein shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute promptly after receipt of written request therefor any subordination agreement that provides for the non-disturbance of this Lease that Landlord may reasonably request.

Tenant shall attorn to any foreclosing mortgagee, purchaser at a foreclosure sale or purchaser by deed in lieu of foreclosure, but no such mortgagee or purchaser shall be (a) liable for any act or omission of Landlord, (b) bound by any payment of rent, additional rent or other charge made more than ten (10) days in advance of the due date thereof, or (c) bound by any assignment, surrender, termination, cancellation, amendment or modification of this Lease made without the express written consent of such mortgagee or purchaser.

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27. DEFINITION OF LANDLORD. The term, Landlord, as used in this Lease means only the owner or the mortgagee in possession of the Building, or the tenant under a ground lease of the Building, and in the event of any sale or sales of the Building, or the creation of a leasehold estate by virtue of a ground lease, then Landlord shall be and hereby is entirely freed and relieved of all its covenants, obligations and liability hereunder except liabilities which accrued prior to such sale or lease.

28. BROKERAGE. Tenant and Landlord each represents that other than the broker(s), if any, identified in the Reference Data of this Lease to be paid for by the Landlord under a separate agreement, it has not dealt with any real estate agent or broker in connection with this Lease and each agrees to indemnify and hold the other party harmless against the claims of any other broker(s) arising out of its actions. The terms of this Section 28 shall survive the expiration or earlier termination of this Lease.

29. RULES AND REGULATIONS. Tenant covenants that Tenant, Tenant’s employees, agents and licensees shall faithfully observe and strictly comply with the rules and regulations of the Building and such reasonable changes (whether by modification, elimination or addition) as Landlord may hereafter adopt, (at any time and from time to time) as being, in the judgment of Landlord necessary or desirable for (a) the reputation, safety, care or appearance of the Building or the preservation of good order therein, (b) the operation or maintenance of the Building or the equipment thereof, (c) the comfort of other lessees and occupants in the Building, or (d) the use or enjoyment of the Building, or any part thereof, by any of its occupants, provided such rules and regulations are enforced in a non-discriminatory manner and further provided that in the case of any conflict between the provisions of this Lease and any such changes, the provisions of this Lease shall control.

30. LIMITATION OF LIABILITY. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the Building (including the rental income and insurance proceeds), subject to the prior rights of any mortgagee of the Building and subject to Landlord’s rights under a leasehold interest of said Building or part thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord nor any partner, member, shareholder, manager, agent, officer, director or employee of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

31. FORCE MAJEURE. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord’s control which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, terrorist attacks, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing or through acts of God. Tenant shall similarly be excused for delay in the performance of obligations hereunder provided:

(a) nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of any sums of money required hereunder, or any delay in the cure of any default which may be cured by the payment of money;

(b) no reliance by Tenant upon this Section shall limit or restrict in any way Landlord’s right of self-help as provided in this Lease; and

(c) The occurrence of a force majeure event shall not relieve Landlord of its obligation to use commercially reasonable efforts to perform its obligations hereunder.

32. SECURITY DEPOSIT. A Security Deposit of Twenty Six Thousand Six Hundred and Seven Dollars ($26,607.00) is due and payable upon Lease Execution. If Tenant elects to exercise Option Term, $8,869.00 will be returned to Tenant upon commencement of the Option Term provided Tenant is not in default beyond applicable notice and cure periods, and $17,738.00 will remain on deposit through the Option Term. Landlord shall return to Tenant the Security Deposit within 30 days after the expiration of the term of this Lease.

33. NOTICES. Any notice, request or demand permitted or required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing and unless otherwise required by such law or regulation such notice, request or demand shall be given by any of the following means: (a) personal delivery (including, without limitation, overnight delivery, courier or messenger services), or (b) registered or certified, first-class United States mail, postage prepaid, return receipt requested. Notice by party’s counsel shall be deemed notice by such party. All notices to shall be sent to the addresses set forth in herein. Such addresses may be changed by notice to the other parties given in the same manner as provided above, Any notice, demand or request sent (x) pursuant to subsection (a) shall be deemed received upon such personal delivery, and (y) pursuant to subsection (b) shall be deemed received three (3) days following deposit in the mail.

If to Landlord:	Waldman Associates Limited Partnership c/o David Adam Realty, Inc. 61 Wilton Road Westport, Connecticut 06880 Attention: David A. Waldman

With a copy to:	Berkowitz, Trager & Trager, LLC 8 Wright Street, 2nd Floor Westport, Connecticut 06880 Attention: Steven M. Siegelaub

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If to Tenant:	Intensity Therapeutics, Inc. 61 Wilton Road Westport, CT 06880 Attention: Mr. Lewis Bender

With a copy to:	McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 Attention: Robert Cohen, Esq.

34. SELF HELP. In the event of any breach of this Lease by Tenant, Landlord may, at Landlord’s sole option, at any time following ten (10) business days notice to Tenant and failure to cure, except in the case of an emergency when no notice shall be required, cure such breach for the account and at the expense of Tenant. If Landlord at any time so elects, or is compelled, to cure any such breach and/or is compelled to incur any other expense because of any such breach of Tenant (including, without limitation, attorneys’ fees and disbursements in reasonable amounts in instituting, prosecuting or defending any suits, actions or proceedings to enforce Landlord’s rights under this Lease or otherwise), the sum or sums so paid by Landlord, with all interest at the rate of nine (9) percent per annum, or the highest rate permitted by law, whichever is less, costs and damages shall be paid by Tenant to Landlord, as Additional Rent, upon demand.

35. ESTOPPEL CERTIFICATES. Tenant shall, upon request by Landlord from to time, execute and deliver to Landlord a written declaration in recordable form: (a) ratifying this Lease; (b) expressing the commencement and termination dates thereof; (c) certifying whether Lease is in full force and effect and if not, specifying the reasons therefor and that it has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (d) whether (to the best of its knowledge) that all conditions under this Lease to be performed by Landlord have been satisfied and if not, specifying the reasons therefor; (e) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating those claimed by Tenant; (f) the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (g) the date to which rental has been paid; and (h) the amount of security deposited with Landlord. Such declaration shall be executed and delivered by Tenant within ten (10) business days of any such request by Landlord. Landlord’s mortgage lenders and/or purchasers shall be entitled to rely upon same.

36. MECHANICS LIENS. Tenant shall not permit any mechanic’s or other lien or charge to be filed against the Premises or the Building by reason of any act of Tenant or anyone holding the Premises through or under Tenant. If any such mechanic’s or other lien or charge shall at any time be filed against the Premises or the Building, Tenant shall within twenty (20) days after receipt of notice that same has been filed, cause the same to be discharged of record, in default of which Landlord may, on thirty (30) days’ notice to Tenant, discharge the same, and all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in procuring such discharge shall be payable by Tenant to Landlord as Additional Rent upon demand.

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37. CONDITION OF PREMISES. Tenant represents that Tenant has inspected the Premises and the Building and is thoroughly acquainted with their condition and, subject to the completion of Landlord Work in accordance with the terms herein, takes the Premises “as is,” and the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Building were in good and satisfactory condition at the time possession was taken by Tenant. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Building, the Premises, the land upon which the Building is constructed, or any other matter or thing affecting or related to the Building or the Premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

38. PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM AND JURY TRIAL. Tenant, for itself and for all persons claiming through or under it, hereby acknowledges that this Lease constitutes a commercial transaction as such term is used and defined in Chapter 903a of the Connecticut General Statutes, , and hereby expressly waives any and all rights which are or may be conferred upon Tenant by said Act to any notice or hearing prior to a prejudgment remedy, and by any present or future law to redeem the Premises, or to any new trial in any action or ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of rent or other charges provided for in this Lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

39. RECORDING. Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form satisfactory to both the Landlord and Tenant specifying the date of commencement and expiration of the term of this Lease and other information required by statute.

40. PARTIAL INVALIDITY. If any provision of this Lease or application thereof to any person or circumstance shall to any event be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

41. ENTIRE AGREEMENT. This Lease and the Exhibits, Riders and/or Addenda if any attached, set forth the entire agreement between the parties thereto. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties hereto.

42. HEIRS, ASSIGNS, NUMBER AND GENDER. This Lease shall be binding upon the parties hereto and their heirs, administrators, executors, successors and assigns. The use of the neuter singular pronoun to refer to Tenant shall be deemed a proper reference even though Tenant may be an individual, partnership, limited liability company a corporation or a group of two (2) or more individuals or entities. The necessary grammatical changes required to make the provisions of this Lease apply in the plural number where there is more than one Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

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43. MORTGAGEE PROTECTION. Tenant agrees to give any mortgagees, by certified mail, return receipt requested, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then except in the case of a failure by Landlord to provide essential services to the Building and the Premises, such additional time as may be necessary if within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

44. INTENTIONALLY OMITTED

45. HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one hundred fifty (150%) percent of the Base Rent plus all Additional Rent and other charges herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable. In addition, Tenant shall pay Landlord for all damages sustained by Landlord as a result of Tenant’s holding over.

46. FINANCING. N/A.

47. SHORING. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of rent, or of a constructive or actual eviction of Tenant.

48. CONDITIONS TO LEASE. Tenant hereby agrees and acknowledges that this Lease shall at all times be subject to the zoning and building regulations, codes, ordinances, variances and special permits issued and promulgated by the Town of Westport (the “Regulations”). Upon Landlord’s request, Tenant also specifically agrees: (i) to allow Town of Westport zoning officials access during the term of this Lease for the purpose of confirming compliance and (ii) to execute any documentation required by the Town of Westport to confirm compliance. Tenant further acknowledges that any noncompliance with the Regulations shall be a default under this Lease. Landlord represents that the Permitted Use does not violate any Regulations.

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49. ENVIRONMENTAL CONDITION OF THE PROPERTY.

(a) Covenants. Landlord and Tenant each agree that each will not (a) violate any present or future federal, state or local environmental or public health laws, rules, regulations and ordinances (hereinafter collectively referred to as the “Environmental Laws”); (b) use, store, dispose, or generate any “hazardous materials”, “waste materials”, “solid waste”, “hazardous waste’’, hazardous substances”, “medical waste”, “biomedical waste”, and including but not limited to oil and polychlorinated biphenyls, as those terms are defined in the Environmental Laws (hereinafter collectively referred to as the “Hazardous Materials”) at the Building with the exception of common office cleaning products; (c) cause or permit any condition which would create Hazardous Materials contamination at the Building or on any other property; (d) that each will give the other notice immediately upon acquiring knowledge of the presence of any Hazardous Materials at the Building or of any Hazardous Materials contamination with a full description thereof; (e) that each will give notice to the other immediately of any notice of violation of any laws, rules or regulations regulating Hazardous Materials or any requests for information from any federal, state, county, regional or local governmental authority concerning Hazardous Materials and Hazardous Materials contamination at the Building; (f) that Landlord and Tenant will promptly comply with any governmental requirements requiring the removal or disposal of such Hazardous Materials or Hazardous Materials contamination and provide the other with satisfactory evidence of such compliance.

(b) Indemnification.

(i) Tenant covenants and agrees at all times to indemnify, hold harmless and defend Landlord, its successors and assigns, as owner of the Building from and against any and all liability, loss, damage, cost, expense (including, without limitation, reasonable attorneys’ fees and expenses), cause of action, suit, claim, demand or judgment against the Tenant and/or the Building of any nature pertaining to hazardous substances or solid or hazardous waste materials or other waste-like or toxic substances located or emanating from or relating to the Building, directly caused by Tenant, including, but not limited to, liens or claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under any federal, state or municipal law or regulation or tort, contract or common law,

(ii) Landlord covenants and agrees at all times to indemnify, hold harmless and defend Tenant, its successors and assigns, as a tenant of the Building from and against any and all liability, loss, damage, cost, expense (including, without limitation, reasonable attorneys’ fees and expenses), cause of action, suit, claim, demand or judgment against the Landlord and/or the Building of any nature pertaining to hazardous substances or solid or hazardous waste materials or other waste-like or toxic substances located or emanating from or relating to the Building (i) prior to the Delivery Date and/or (ii) directly caused by Landlord or another tenant , including, but not limited to, liens or claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under any federal, state or municipal law or regulation or tort, contract or common law.

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(c) Landlord’s Right to Remove Hazardous Materials. Landlord shall have the right but not the obligation, and without in any way limiting the Landlord’s rights and remedies, to enter into the Premises or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Materials contamination at the Building following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials contamination pertaining to the Building or any part thereof which, if true, could result in an order, suit, imposition of a lien on the Building. All actual and reasonable costs and expenses paid or incurred by the Landlord in the exercise of any such rights shall be payable by the Tenant upon demand. Landlord’s exercise of said right will not excuse or change Tenant’s initial obligations to undertake necessary actions to remove Hazardous Materials from the Building.

(d) Landlord’s Hazardous Materials Representations. Landlord represents to Tenant, without any independent investigation, that to the Landlord’s knowledge, information and belief, and before the Tenant entering into possession of the Premises (a) the Premises and the Building have not been used by Landlord for the handling, generation, manufacture, production, storage, discharge, treatment, removal, transport or disposal of Hazardous Substances as defined by applicable environmental laws, except in strict compliance with all environmental laws, (b) no release of “reportable quantity” (as defined for purposes of environmental laws) has occurred at, on, under or from the Premises or the Building, (c) no underground storage tanks have existed or been installed at or under the Premises or the Building, except in compliance with all environmental laws, and (d) there have been no actual or threatened orders, investigations, or inquires against the Landlord by any governmental or quasi-governmental, administrative or judicial body, agency, board, commission or other authority relating to the existence of Hazardous Substances at or migrating, flowing or leaking to or from the Premises and the Building.

50. GOVERNING LAW. This Agreement is to be governed by and construed under the laws of the State of Connecticut.

51. PARKING. Tenant shall have use of five (5) parking spaces on a non-exclusive at-will basis in common with other tenants and visitors of the Property. Tenant shall also have exclusive use of two (2) covered reserved parking spaces, one (1) of which shall have an electric vehicle charging station to be installed by Landlord under the 61 Wilton Building. Landlord, at all times, shall have the right to install and require Tenant’s use of parking control measures such as stickers, magnetic cards and the like in order to monitor and insure the proper use of the parking areas by all building tenants including Tenant. Landlord may designate specific areas in which the vehicles owned or operated by Tenant and Tenant’s employees must park and may prohibit parking of such vehicles in any other part of the parking areas located on the Land. Upon request, Tenant shall furnish Landlord automobile license numbers assigned to Tenant’s vehicle(s) and the vehicles of Tenant’s employees and shall furnish Landlord with any changes thereof within five (5) days after such changes occur. With exception of the two (2) reserved spaces, Tenant is prohibited from parking in the covered spaces fronting the Building.

52. AUTHORITY. Landlord and Tenant each represent to the other that they have the full right, power and authority to execute this Lease and perform their respective obligations thereunder.

53. QUIET ENJOYMENT. Landlord covenants that Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the terms hereof, provided this Lease remains in full force and effect.

54. CONSEQUENTIAL DAMAGES. Notwithstanding anything to the contrary herein, neither Tenant nor any of Tenant’s agents shall be liable to Landlord for consequential or indirect damages of any kind or nature even if arising from any act or omission or negligence of Tenant or any of Tenant’s agents or from any default by Tenant hereunder, and neither Landlord nor any of Landlord’s agents shall be liable to Tenant for consequential or indirect damages of any kind or nature even if arising from any act or omission or negligence of Landlord or any of Landlord’s agents or from any default by Landlord hereunder.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

Signed, Sealed, and Delivered

LANDLORD:

Waldman Associates Limited Partnership

By:	/s/ David A. Waldman
David A. Waldman
President, MHW Inc. General Partner

TENANT:

Intensity Therapeutics, Inc.

By:	/s/ Lewis Bender
Lewis Bender

EXHIBIT A

Landlord will complete the following work (“Landlord Work”) to the existing Premises at Landlord’s sole cost and expense in accordance with applicable laws and in conformance with the Architectural Plan for the Premises to be mutually agreed upon by Landlord and Tenant:

●	Two offices configured on the riverfront per the Architectural Plan.

●	Conference Room configured per the Architectural Plan.

●	Removal of built-in bookcases in new conference room space and repair damage to walls caused by such removal.

●	Landlord to install new insulated Low-E windows, which reduce glare, throughout the entire office with existing internal shading to remain.

●	All existing exterior window shades and blinds to remain and will be re-used.

●	New blinds or shades for the new glass partitions of the two new riverfront offices.

●	If needed for sound mitigation, Landlord to provide acoustic paneling or other sound attenuation materials for the ceilings and/or walls of the two new private riverfront offices.

●	Landlord to install doors/trim in two new offices and conference room, similar to existing doors on all offices and entrance ways, or if approved by Tenant, install modern trim for the two new riverfront offices.

●	Landlord to install locks on all internal doors in the Premises.

●	Built in desks in the riverfront area, plus all other built-in office desks, shades and blinds, couch, table and television in Conference Room to remain on an “as-is” basis for the use of Intensity Therapeutics.

●	Existing built-in desks to be reconfigured in areas where new riverfront offices are to be located

●	Landlord to install commercial grade carpeting prior to occupancy. Tenant to choose carpet from products offered by Landlord, or at Tenant’s election, may select an upgraded carpet at Tenant’s cost, with a credit applied for the cost of the commercial carpet.

●	Landlord to paint all space prior to occupancy. Tenant to choose paint color from Landlord supplied list.

●	Landlord to sand and refinish hardwood floors in area outside elevator prior to occupancy.

●	Landlord to repair or replace the security/alarm system prior to occupancy.

●	Elevator lockout for 3rd floor through existing key system to be upgraded by Landlord to a “key fob” system for secure after-hours access to both elevator and Building lobby entrance within Tenant’s first Lease Year.

●	Landlord to install Tenant mailbox with key in Building lobby.

●	Landlord to install Intensity Therapeutics, Inc. Tenant signage in Building lobby directory.

●	Landlord to relocate thermostat located in new conference room to a new location in the open area on the riverfront side of the office.

●	Bookcase to remain on the riverfront side of office, with new cabinet doors installed on the lower portion of the bookcase.

EXHIBIT B

KITCHEN
STAIR
ELEV
2,534 RSF
PENTHOUSE
STAIR
BALCONY
Partial Wall (solid/glass)
Desk Area
Solid Wall
Glass Partitions & Doors
AREAS
RENTABLE AREA
CORE
PENTHOUSE TOTAL
2,534 RSF